UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: July 2, 2015

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)
Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 -	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Effective July 2, 2015, the Board of Directors (the “Board”) elected Martin J. Yudkovitz as a director of the Company. Mr. Yudkovitz was elected to fill an existing vacancy on the Board and will serve a term expiring at the 2016 Annual Meeting of Shareholders. It has not yet been determined to which Board committees that Mr. Yudkovitz will be appointed. The Company will file an amendment to this Form 8-K filing under Item 5.02 after such committee appointments are made. Mr. Yudkovitz will receive compensation from the Company for service on the Board on the same terms as other non-employee members of the Board. There is no arrangement or understanding between Mr. Yudkovitz and any other persons or entities pursuant to which Mr. Yudkovitz was elected as a director.

A copy of the press release announcing Mr. Yudkovitz’s election to the Board is attached to this Form 8-K and incorporated herein.

Item 9.01 - Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Exhibit Description
	Exhibit 99.1	Press release dated July 2, 2015 announcing the election of Martin J. Yudkovitz to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	July 2, 2015	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary